SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

MARIJUANA COMPANY OF AMERICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Utah (State or other jurisdiction of incorporation or organization)	Commission File Number 000-27039	98-1246221 (I.R.S. Employer Identification Number)

1340 West Valley Parkway Suite #205 Escondido, California 92029

(Address of Principal Executive Offices and Zip Code)

(888) 777-4362

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 28, 2020, Edward Manolos and Themistocles Psomiadis were appointed as independent members to the registrant’s board of directors. There is no arrangement or understanding between the registrant and Mr. Manolos and Mr. Psomiadis and any other person pursuant to which each were selected as a director. The registrant does not expect to name Mr. Manolos and Mr. Psomiadis to any board committees. The registrant and Mr. Manolos and Mr. Psomiadis entered into a written agreement providing compensation of $5,000 paid quarterly. The registrant has discretion to substitute an issuance of its common stock in lieu of cash payments. The amount of common stock issuable is determined by the closing price of the registrant’s common stock on the last trading day of each quarter. The term of the agreements is for a period of one year, terminating on February 28, 2021.

Mr. Edward Manolos

Mr. Edward Manolos opened the very first Medical Marijuana Dispensary in Los Angeles County in 2004 called CMCA. He is also credited with starting Los Angeles' first Medical Marijuana farmer's market referred to as "The California Heritage Farmer's Market," which attracted local and international media attention and was the first of its kind.

Mr. Manolos is also the founder of many successful companies, such as Everest Biosynthesis Group and Natural Plant Extracts USA (NPE), a leading producer of pharmaceutical grade CBD that holds the largest market share in the USA. He also Co-founded Ocen Communications Inc. in 1997 (NASDAQ: OCEN), an Asia-focused internet communications service provider transmitting voice, fax, and data communications for consumers, carriers and corporations. His diverse entrepreneurial focus led him on to launch the KIWIBERRI Frozen yogurt franchise in 2005. The company is a California-based frozen yogurt franchised that has opened several locations throughout Los Angeles, Nevada, and Florida.

Mr. Manolos has provided consulting services to several companies and has helped them obtain marijuana retail and production licenses in California and Washington, including Cannabis Strategic Ventures (OTC: NUGS). He graduated from the University of California Riverside with a double major in Computer Science and Business Management.

Mr. Themistocles Psomiadis

Mr. Psomiadis has 25 years experience as a financial consultant and banker. From 1970 through 2010, Mr. Themistocles Psomiadis worked in the Financial Sector as Chief Financial Officer of County Trust Company, and from 2005 to 2010, he served with New York Life Securities, where he was a partner. Since 2009, Mr. Psomiadus has been the Executive Director of Brazilian Investment Group, LLC. He has been an active investor and consultant in Brazil and Latin America and has assisted international clients in structuring transactions within the region. Mr. Psomiadus also served as Chief Financial Officer of a midsize public bank in New Jersey.

From June 2011 to September 2012, Mr. Psomiadus served as consultant to Brazil Interactive Media's Brazilian subsidiary, Esotv, with Brazilian Investment Group, LLC. Mr. Psomiadus later served as the Chief Executive Officer and Chairman at Brazil Interactive Media, Inc. from March 13, 2013 until September 22, 2014.

Mr. Psomiadis currently serves as Managing Director of Dutchess Capital Management, LLC.

Mr. Psomiadis is fluent in Portuguese, Spanish and Greek. Mr. Psomiadis attended New York University and Quinnipiac University.

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Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Contract: Manolos	Filed Herewith
10.2	Contract: Psomiadis	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 5, 2020

MARIJUANA COMPANY OF AMERICA, INC.

By: /s/ Jesus Quintero

Jesus Quintero

(Principal Executive Officer)

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